UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 30, 2012 (July 24, 2012)

International Textile Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408
(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6299
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On July 24, 2012, International Textile Group, Inc. (the “Company”) entered into a Debt Exchange Agreement (the “Agreement”) with each of WLR Recovery Fund III, L.P., WLR Recovery Fund IV, L.P., and WLR IV Parallel ESC, L.P. (such other parties, the “Investors”).  Pursuant to the Agreement, the Investors released the Company in full from the Company’s obligations to the Investors under approximately $112.5 million in Amended and Restated Unsecured Subordinated Promissory Notes, and the Company cancelled, extinguished and discharged such obligations, in exchange for the issuance to the Investors of an aggregate of 112,469.2232 shares of a newly designated series of preferred stock (the “Preferred Stock”), as further described in Item 5.03 below, of the Company.  Such indebtedness has been referred to as “Unsecured subordinated notes - related party” in the Company’s financial statements.  As a result of the foregoing, the Company’s total debt, as reported on its consolidated balance sheet, has been reduced by approximately $112.5 million as of July 24, 2012.

The Investors are each funds affiliated with Wilbur L. Ross, Jr., the chairman of the board of directors (the “Board”) of the Company.  Affiliates of Mr. Ross collectively owned approximately 88% of the Company’s total voting power on a fully diluted basis as of June 30, 2012.

The Board formed a special committee (the “Special Committee”) consisting of members of the Board who are not affiliates of Wilbur L. Ross, Jr., the Investors or of management of the Company, and the Special Committee, along with its independent legal and financial advisors, negotiated and approved the terms and conditions of the Agreement and the Preferred Stock, and recommended that the Board approve and adopt the Agreement, and approve the terms, issuance and sale of, the Preferred Stock.

Morris James LLP acted as independent legal counsel to the Special Committee, and Duff & Phelps acted as financial advisor to the Special Committee.

The foregoing description of the Agreement is qualified by reference to the full terms of the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by this reference.

Item 1.02.	Termination of a Material Definitive Agreement

The information contained under Item 1.01 above is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

The information contained under Item 5.03 below is incorporated herein by reference.

Based upon the provisions of the Agreement, including the representations and warranties of the parties therein, the Company believes that the issuance and sale of the Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2) thereunder.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the issuance of the Preferred Stock, on July 24, 2012 the Board adopted, and the Company filed with the Secretary of State of the State of Delaware, a Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation provides, among other terms, as follows:

•	each share of Preferred Stock has an initial liquidation preference of $1,000.00 (the “Liquidation Value”);

•	the Preferred Stock is not convertible;

•
the Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks (i) senior to the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, common stock and all classes and series of stock which expressly provide they are junior to the Preferred Stock or which do not specify their rank; (ii) on parity with each other class or series of stock, the terms of which specifically provide they will rank on parity with the Preferred Stock; and (iii) junior to each other class or series of stock of the Company, the terms of which specifically provide they will rank senior to the Preferred Stock;

•	dividends on the Preferred Stock are cumulative and accrue and are payable quarterly, in arrears, at an annual rate of 8.0%; and are payable in additional shares of Preferred Stock;

•	shares of Preferred Stock are redeemable at the option of the Company at any time upon notice to the holder thereof and payment of 100% of the Liquidation Value, plus accrued dividends; and

•
shares of Preferred Stock generally do not have any voting rights except as may be prescribed under the Delaware General Corporation Law; provided, however, that for so long as any shares of Preferred Stock are outstanding, certain fundamental corporate actions set forth in the Certificate of Designation may not be taken without the consent or approval of the holders of 66 2/3% of the outstanding Preferred Stock.

The foregoing description of the terms of the Preferred Stock is qualified by reference to the full terms of the Certificate of Designation, which is filed as Exhibit 99.1 hereto, as is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Number	Name

10.1	Debt Exchange Agreement, dated as of July 24, 2012, by and among International Textile Group, Inc. and each of WLR Recovery Fund III, L.P., WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P.

99.1	Certificate of Designation of Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

	By:	/s/ Gail A. Kuczkowski
	Name:	Gail A. Kuczkowski
	Title:	Executive Vice President and Chief Financial Officer
Date: July 30, 2012

EXHIBIT INDEX

Number	Name

10.1	Debt Exchange Agreement, dated as of July 24, 2012, by and among International Textile Group, Inc. and each of WLR Recovery Fund III, L.P., WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P.

99.1	Certificate of Designation of Series C Preferred Stock